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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 30, 1998 included in this Current Report on Form 8-K of Household International, Inc. for the year ended December 31, 1997, into the Company's previously filed Registration Statements No. 2-86383, No. 33-21343, No. 2-97495, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, No.
333-00397, No. 33-44066, No. 333-03673, No. 333-39639, No. 333-36589, No.
333-58287, No. 333-58289 and No. 333-58291 on Form S-8, Registration Statements No. 33-48854, No. 33-56599, No. 33-57249, No. 333-1025 and No. 333-27305 on
Form S-3, and Registration Statement No. 333-35657 on Form S-4.


/s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
July 1, 1998